AMENDMENT TO STOCKHOLDERS’ AGREEMENT
     This AMENDMENT TO STOCKHOLDERS’ AGREEMENT, dated as of September 19, 2007 (this “Amendment”), by and among National City Bank, (Cleveland, Ohio), as depository (“Depository”), the Participating Stockholders under the Stockholders’ Agreement, dated as of March 15, 1990, as amended, NACCO Industries, Inc., a Delaware corporation (the “Corporation”), and the new Participating Stockholders identified on the signature pages hereto (the “New Participating Stockholders”).
     This Amendment sets forth the terms and conditions on which each of the New Participating Stockholders will join in and become a party to the Stockholders’ Agreement, dated as of March 15, 1990, as amended (the “Stockholders’ Agreement”). Capitalized terms defined in the Stockholders’ Agreement are used herein as so defined.
     Pursuant to Section 8 of the Stockholders’ Agreement, prior to the acquisition of Class B Common Stock by a Permitted Transferee, the Stockholders’ Agreement may be amended to add a Permitted Transferee as a Participating Stockholder by a writing signed by the Signatories, the Corporation and such Permitted Transferee.
     In consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the parties hereto agree as follows:
          1. Representations and Warranties. Each New Participating Stockholder, for such New Participating Stockholder only and not for any other Participating Stockholder, represents and warrants to the other Participating Stockholders and the Corporation as follows:
     (a) Such New Participating Stockholder is the beneficial owner of, or simultaneously with the execution hereof will acquire and be deemed to be the beneficial owner of, the shares of Class B Common Stock identified below such

New Participating Stockholder’s name on the signature pages hereto (except as otherwise described thereon), and except as otherwise described thereon such New Participating Stockholder does not own of record or beneficially or have any interest in any other shares of Class B Common Stock or any options to purchase or rights to subscribe or otherwise acquire any other shares of Class B Common Stock other than pursuant to the Stockholders’ Agreement;
     (b) Such New Participating Stockholder has the right, power and authority to execute and deliver this Amendment and to perform such New Participating Stockholder’s obligations hereunder and under the Stockholders’ Agreement; if this Amendment is being executed by a trustee on behalf of a trust, such trustee has full right, power and authority to enter into this Amendment on behalf of the trust and to bind the trust and its beneficiaries to the terms hereof; if this Amendment is being executed on behalf of a Participating Stockholder Organization, the person executing this Amendment is a duly authorized representative of such Participating Stockholder Organization with full right, power and authority to execute and deliver this Amendment on behalf of such Participating Stockholder Organization and to bind such Participating Stockholder Organization to the terms hereof; the execution, delivery and performance of this Amendment by such New Participating Stockholder will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which such New Participating Stockholder is a party or by which such New Participating Stockholder is bound or require the consent of any other person or any party pursuant thereto; (ii) any organizational, charter or other governance documents (including, without limitation, any partnership agreement, certificate of incorporation, or bylaws) of the New Participating Stockholder, (iii) any judgment, decree or order applicable to such New Participating Stockholder; or (iv) any law, rule or regulation of any governmental body;
     (c) This Amendment and the Stockholders’ Agreement constitute legal, valid and binding agreements on the part of such New Participating Stockholder; the shares of Class B Common Stock owned beneficially by such New Participating Stockholder are fully paid and nonassessable; and
     (d) The shares of Class B Common Stock owned beneficially by such New Participating Stockholder are now held by such New Participating Stockholder, free and clear of all adverse claims, liens, encumbrances and security interests (except as created by the Stockholders’ Agreement and any Amendments thereto, including this Amendment, and the Restated Certificate).
          2. Address for Notices. The address for all notices to each New Participating Stockholder provided pursuant to the Stockholders’ Agreement shall be the address set forth below such New Participating Stockholder’s name on the signature pages hereto, or to such other address as such New Participating Stockholder may specify to the Depository.
          3. Agreement to be Bound by Stockholders’ Agreement. Each New Participating Stockholder agrees to be bound by all of the terms and provisions of the Stockholders’ Agreement applicable to Participating Stockholders.
          4. Beneficiaries. Each New Participating Stockholder acknowledges that the Corporation and each Participating Stockholder is a beneficiary of this Amendment.

          5. Amendment of Stockholders’ Agreement. The Stockholders’ Agreement is hereby amended to add each New Participating Stockholder as a Participating Stockholder.
          6. Signature of Amendment by Trusts, Minors and Incompetents.
     (a) In order for a trust exclusively (as defined in Section 1.9 of the Stockholders’ Agreement) for the benefit of a Family Member or Members to be considered a Participating Stockholder:
     (i) the trustee and all adult beneficiaries of such trusts having a current trust interest (as well as all Charitable Organization beneficiaries having a current trust interest) shall have previously signed the Stockholders’ Agreement or shall sign this Amendment as a Participating Stockholder;
     (ii) the trustee and a parent or legal guardian, for trusts with minor beneficiaries having a current trust interest, shall sign this Amendment on behalf of any such minor beneficiaries; or
     (iii) the trustee and legal guardian, if any, for trusts with incompetent beneficiaries having a current trust interest, shall sign this Amendment on behalf of any such incompetent beneficiaries.
     (b) If, at any time, any trust shall have an adult beneficiary (and such beneficiary is not incompetent) having a current trust interest or an ascertainable Charitable Organization beneficiary having a current trust interest and if such beneficiary has not previously signed the Stockholders’ Agreement, then if such beneficiary shall fail or be unable to sign this Amendment for a period of 30 calendar days following notification to such beneficiary of the terms of this

Amendment and the Stockholders’ Agreement by the Depository and following signature of this Amendment by the trustee, the trust shall thereupon cease to be a Participating Stockholder and Section 3.2 of the Stockholders’ Agreement shall then apply as if the shares of Class B Common Stock held by the trust were then to be converted. The donor of a trust that is revocable by the donor alone, during the lifetime of such donor, shall be considered the only beneficiary thereof so long as such trust is so revocable.
     (c) In the case of Class B Common Stock held by a custodian under the Uniform Transfers to Minors Act (or the practical equivalent thereof) for the benefit of a minor Family Member, the custodian shall sign this Amendment on behalf of such minor if such minor is to be considered a Participating Stockholder.
     (d) In the case of Class B Common Stock held in the name of a minor Family Member, a parent or legal guardian of such minor shall sign this Amendment on behalf of such minor if such minor is to be considered a Participating Stockholder.
     (e) In the case of Class B Common Stock held in the name of an incompetent Family Member, the legal guardian of such incompetent shall sign this Amendment on behalf of such incompetent if such incompetent is to be considered a Participating Stockholder.
     (f) When a minor described in Section 6(c) or (d) reaches the age of majority, or an incompetent described in Section 6(e) is no longer impaired by such disability and has reached the age of majority, such Family Member shall execute and deliver an Amendment which has been executed and delivered by the

Participating Stockholders (or their attorney-in-fact), the Corporation and the Depository. If such Family Member shall fail or be unable to sign such Amendment for a period of 30 calendar days following notification to such Family Member of the terms of the Stockholders’ Agreement by the Depository, such Family Member shall thereupon cease to be a Participating Stockholder and Section 3.2 of the Stockholders’ Agreement shall then apply as if the shares of Class B Common Stock were then to be converted.
          7. Power of Attorney. Each of the undersigned New Participating Stockholders hereby constitutes and appoints Alfred M. Rankin, Jr., Dennis W. LaBarre, Thomas C. Daniels, Charles A. Bittenbender, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities to:
     (a) Execute any and all statements under Section 13 or Section 16 of the Securities Exchange Act of 1934 of beneficial ownership of shares of Class B Common Stock subject to the Stockholders’ Agreement as amended by this Amendment, including all statements on Schedule 13D and all amendments thereto, all joint filing agreements pursuant to Rule 13d-l(f)(iii) under such Exchange Act in connection with such statements, all initial statements of beneficial ownership on Form 3 and any and all other documents to be filed with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and

     (b) Execute and deliver any and all Amendments whereby a Family Member or a Charitable Organization becomes a Participating Stockholder or any other Amendment that does not require approval of 66-2/3 percent of the shares of Class B Common Stock subject to the Stockholders’ Agreement pursuant to Section 8 of the Stockholders’ Agreement, including, without limitation, a change in the depository, thereby granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them, or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue of this Section 7. The grant of this power of attorney shall not be affected by any disability of any of the undersigned New Participating Stockholders. If applicable law requires additional or substituted language or formalities (including witnesses or acknowledgments) in order to validate the power of attorney intended to be granted by this Section 7, each New Participating Stockholder agrees to execute and deliver such additional instruments and to take such further acts as may be necessary to validate such power of attorney.
          8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, without production of the others.

     IN WITNESS WHEREOF, the New Participating Stockholders, the Participating Stockholders, the Corporation and the Depository have executed this Amendment or caused this Amendment to be executed in their respective names, all as of the date and year first above written.

Trust created by the Agreement, dated May 10,
2007, between Matthew M. Rankin, as
Grantor, and Matthew M. Rankin and James T. Rankin, as
Co-Trustees, for the benefit of Mary Marshall
Rankin (a New Participating Stockholder)

By:	/s/ Matthew M. Rankin Matthew M. Rankin, Trustee

Address:
Suite 300
5875 Landerbrook Drive
Cleveland, OH 44124
Number of Shares of
Class B Common Stock

The Marital Trust created by the Agreement,
dated January 21, 1966, as supplemented, amended
and restated, between National City Bank and
Beatrice B. Taplin, as Trustees, and Thomas E. Taplin,
for the benefit of Beatrice B. Taplin (a New Participating Stockholder)

By:	/s/ Beatrice B. Taplin Beatrice B. Taplin, Trustee

Address:
Number of Shares of
Class B Common Stock
310,000 shares of NACCO Class B Common Stock

Alfred M. Rankin, Jr.’s 2009B Qualified
Annuity Interest Trust
(a New Participating Stockholder)

By:	/s/ Alfred M. Rankin, Jr. Alfred M. Rankin, Jr., Trustee

Address:
Suite 300
5875 Landerbrook Drive
Cleveland, Ohio 44124
Number of Shares of
Class B Common Stock
46,052 shares of NACCO Class B Common Stock
33,141 shares of NACCO Class B Common Stock (represents proportional interest in RAI)

Clara T. Rankin’s 2009B Qualified
Annuity Interest Trust
(a New Participating Stockholder)

By:	/s/ Alfred M. Rankin, Jr. Alfred M. Rankin, Jr., Trustee

Address:
Suite 300
5875 Landerbrook Drive
Cleveland, Ohio 44124
Number of Shares of
Class B Common Stock
7,000 shares of NACCO Class B Common Stock
152,467 shares of NACCO Class B Common Stock (represents proportional interest in RAIV)

National City Bank, (Cleveland, Ohio)
By:	/s/ Leigh H. Carter
	Name:	Leigh H. Carter
	Title:	Vice President

NACCO INDUSTRIES, INC.

By: Name:	/s/ Alfred M. Rankin, Jr. Alfred M. Rankin, Jr.
Title:	President and Chief Executive Officer

THE PARTICIPATING STOCKHOLDERS
listed in Exhibit A attached hereto and incorporated herein by this reference

By:	/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr., Attorney-in-Fact

Exhibit A
PARTICIPATING STOCKHOLDERS
1.	Clara L. T. Rankin

2.	Alfred M. Rankin, Jr.

3.	Victoire G. Rankin

4.	Helen Rankin Butler (fka Helen P. Rankin)

5.	Clara T. Rankin Williams (fka Clara T. Rankin)

6.	Thomas T. Rankin

7.	Matthew M. Rankin

8.	James T. Rankin

9.	Claiborne R. Rankin

10.	Chloe O. Rankin

11.	Chloe R. Seelbach (fka Chloe E. Rankin)

12.	Claiborne R. Rankin, Jr.

13.	Roger F. Rankin

14.	Bruce T. Rankin

15.	Frank E. Taplin

16.	Margaret E. Taplin

17.	Elizabeth E. Brown (by Andrew L. Fabens III, Attorney-in-fact)

18.	Martha S. Kelly

19.	Susan Sichel (fka Susan S. Panella)

20.	Jennifer T. Jerome

21.	Caroline T. Ruschell

22.	David F. Taplin

23.	Thomas E. Taplin

24.	Beatrice B. Taplin

25.	Thomas E. Taplin, Jr.

26.	Theodore D. Taplin

27.	Britton T. Taplin

28.	Frank F. Taplin

29.	Rankin Management, Inc.

30.	Rankin Associates I, L.P. (fka CTR Family Associates, L.P.)

31.	The Trust created under the Agreement, dated December 18, 1963, among National City Bank, as trustee, Clara T. Rankin, Thomas E. Taplin and Frank E. Taplin, for the benefit of Elizabeth E. Brown

32.	The Trust created under the Agreement, dated December 15, 1976, between National City Bank, as trustee, and Frank E. Taplin, for the benefit of grandchildren

33.	The Trust created under the Agreement, dated December 28, 1976, between National City Bank, as trustee, and Clara L.T. Rankin, for the benefit of grandchildren

34.	The Trust created under the Agreement, dated January 11, 1965, as supplemented, amended and restated, between National City Bank, as trustee, and Alfred M. Rankin, for the benefit of Alfred M. Rankin

35.	The Trust created under the Agreement, dated July 20, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Clara T. Rankin, for the benefit of Clara T. Rankin

36.	The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., for the benefit of Alfred M. Rankin, Jr.

37.	The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Victoire G. Rankin, as trustee, and Victoire G. Rankin, for the benefit of Victoire G. Rankin

38.	The Trust created under the Agreement, dated December 29, 1967, as supplemented, amended and restated, between Thomas T. Rankin, as trustee, and Thomas T. Rankin, creating a trust for the benefit of Thomas T. Rankin

39.	The Trust created under the Agreement, dated June 22, 1971, as supplemented, amended and restated, between Claiborne R. Rankin, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Claiborne R. Rankin

40.	The Trust created under the Agreement, dated September 11, 1973, as supplemented, amended and restated, between Roger F. Rankin, as trustee, and Roger F. Rankin, creating a trust for the benefit of Roger F. Rankin

41.	The Trust created under the Agreement, dated September 28, 2000, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, for the benefit of Bruce T. Rankin

42.	The Trust created under the Agreement, dated December 11, 1957, as supplemented, amended and restated, between National City Bank, as trustee, and Frank E. Taplin, for the benefit of Frank E. Taplin

43.	The Trust created under the Agreement, dated January 21, 1966, as supplemented, amended and restated, between National City Bank, as trustee, and Thomas E. Taplin, for the benefit of Thomas E. Taplin

44.	The Trust created under the Agreement, dated August 26, 1974, between National City Bank, as trustee, and Thomas E. Taplin, Jr., for the benefit of Thomas E. Taplin, Jr.

45.	The Trust created under the Agreement, dated October 15, 1975, between National City Bank, as trustee, and Theodore D. Taplin, for the benefit of Theodore D. Taplin

46.	The Trust created under the Agreement, dated December 30, 1977, as supplemented, amended and restated, between National City Bank, as trustee, and Britton T. Taplin for the benefit of Britton T. Taplin

47.	The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Clara T. (Rankin) Williams for the benefit of Clara T. (Rankin) Williams

48.	The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Helen P. (Rankin) Butler for the benefit of Helen P. (Rankin) Butler

49.	Corbin Rankin

50.	Alison A. Rankin

51.	National City Bank as agent under the Agreement, dated July 16, 1969, with Margaret E. Taplin

52.	Alison A. Rankin, as trustee fbo A. Farnham Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor

53.	Alison A. Rankin, as trustee fbo Elisabeth M. Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor

54.	Rankin Associates II, L.P.

55.	John C. Butler, Jr.

56.	Clara Rankin Butler (by John C. Butler, Jr. as custodian)

57.	The Trust created under the Agreement, dated July 24, 1998, as amended, between Frank F. Taplin, as trustee, and Frank F. Taplin, for the benefit of Frank F. Taplin

58.	David B. Williams

59.	Griffin B. Butler (by John C. Butler, Jr. as Custodian)

60.	Claiborne R. Rankin as Trustee of the Claiborne R. Rankin, Jr. Revocable Trust dated August 25, 2000

61.	Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of A. Farnham Rankin

62.	Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of Elisabeth M. Rankin

63.	Alison A. Rankin as Trustee of the Alison A. Rankin Revocable Trust, dated September 11, 2000

64.	The Trust created under the Agreement, dated December 20, 1993, between Thomas T. Rankin, as co-trustee, Matthew M. Rankin, as co-trustee, and Matthew M. Rankin, for the benefit of Matthew M. Rankin

65.	Scott Seelbach

66.	Margo Jamison Victoire Williams (by Clara Rankin Williams as Custodian)

67.	Trust created under the Agreement, dated June 1, 1995, between Chloe O. Rankin, as Trustee, and Chloe O. Rankin, for the benefit of Chloe O. Rankin

68.	Clara T. Rankin’s Qualified Annuity Interest Trust 2004 A

69.	Clara T. Rankin’s Qualified Annuity Interest Trust 2004 B

70.	Trust created by the Agreement, dated June 17, 1999, between John C. Butler, Jr., as trustee, and John C. Butler, Jr., creating a trust for the benefit of John C. Butler, Jr.

71.	Clara Rankin Butler 2002 Trust, dated November 5, 2002

72.	Griffin Bedwell Butler 2002 Trust, dated November 5, 2002

73.	Elizabeth B. Rankin

74.	Margo Jamison Victoire Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Margo Jamison Victoire Williams

75.	Helen Charles Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Helen Charles Williams

76.	Helen Charles Williams (by David B.H. Williams as parent of Helen Charles Williams)

77.	Julia L. Rankin

78.	Trust created by the Agreement, dated December 21, 2004, between Claiborne R. Rankin, as trustee, and Julia L. Rankin, creating a trust for the benefit of Julia L. Rankin

79.	Thomas Parker Rankin

80.	Taplin Elizabeth Seelbach (by Scott Seelbach as Custodian under the Ohio Transfers to Minors Act)

81.	Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Taplin Elizabeth Seelbach

82.	Rankin Associates IV, L.P.

83.	Alfred M. Rankin, Jr.’s Qualified Annuity Interest Trust 2008B

84.	Clara T. Rankin’s Qualified Annuity Interest Trust 2008B